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                                   EXHIBIT 21

                   SUBSIDIARIES OF MCCLATCHY NEWSPAPERS, INC.
                            (A DELAWARE CORPORATION)

                                     ALASKA

                           Anchorage Daily News, Inc.

                                   CALIFORNIA

                              El Dorado Newspapers
                              Fifty-Five Plus, Inc.
                            Gavilan Newspapers, Inc.
                            Information Sources, Inc.
                                    Legi-Tech
                            Newsprint Ventures, Inc.
                           The Newspaper Network, Inc.

                                    DELAWARE

                              Wingate Paper Company

                                 NORTH CAROLINA

                    The News and Observer Publishing Company

                                 SOUTH CAROLINA

                           East Coast Newspapers, Inc.

                                   WASHINGTON

                        Olympic-Cascade Publishing, Inc.
                                Tacoma News, Inc.